      [LETTERHEAD OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION]

                                                                    EXHIBIT 23.5



        CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


        We hereby consent to (i) the inclusion of our opinion letter, dated October 14, 1997, to the Board of Directors of Physician Support Systems, Inc. (the "Company") as Annex C to the Proxy Statement/Prospectus of the Company and National Data Corporation ("NDC") relating to the merger between the Company and Universal Acquisition Corp., a wholly owned subsidiary of NDC and (ii) all references to DLJ in the sections captioned "Summary - The Merger", "The Merger
- Background of the Merger" and "The Merger - Opinion of Financial Advisor" of the Proxy Statement/Prospectus of the Company and NDC which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


/S/ DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION
--------------------------------



New York, New York
December 3, 1997